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                                                                     EXHIBIT 5.1


                           Drinker Biddle & Reath LLP
                                One Logan Square
                            18th and Cherry Streets
                          Philadelphia, PA 19103-6996



                                                               March 27, 2002




Annuity and Life Re (Holdings), Ltd.
Cumberland House
1 Victoria Street
Hamilton, HM 11, Bermuda




                    Re:    Annuity and Life Re (Holdings), Ltd.
                           Registration Statement on Form S-3
                           (Registration No. 333-83612)



Ladies and Gentlemen:


         We have acted as counsel to Annuity and Life Re (Holdings), Ltd. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the Company's Registration Statement (the "Registration Statement") on Form S-3 and the prospectus included therein (the "Prospectus"), relating to the proposed issuance of debt securities of the Company (the "Securities") pursuant to the Indenture (the "Indenture") dated March 27, 2002 between the Company and Citibank, N.A., as trustee (the "Trustee") in amounts, at prices and on terms to be determined at the time of offering.


         All terms used herein have the meanings assigned to them in the Registration Statement unless otherwise defined herein.


         In this connection, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Memorandum of Association and the Bye-laws of the Company as amended through the date of this opinion, resolutions of the Company's Board of Directors, and such other documents, corporate records, certificates of public officials and other instruments as we have deemed appropriate. As to matters governed by the laws of Bermuda and the State of New York, we have relied on the opinion of counsel qualified in such jurisdictions.


         In all cases, we have assumed the legal capacity of each natural person signing any of the documents and corporate records examined by us, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by the Company.

         On the basis of the foregoing, we are of the opinion that the Securities, when issued in accordance with the terms of the Indenture, will be valid and binding obligations of the Company.
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Annuity and Life Re (Holdings), Ltd.
March 27, 2002
Page 2




         In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors of the Company shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.


         We hereby consent to the reference to our firm under the captions "Legal Matters" in the Prospectus and "Legal Matters" in any Prospectus Supplement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act.





                                        Very truly yours,


                                        /s/ Drinker Biddle & Reath LLP
                                        DRINKER BIDDLE & REATH LLP